UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 14, 2020

NOVELIS INC.
(Exact name of registrant as specified in its charter)

Canada	001-32312	98-0442987
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3560 Lenox Road, Suite 2000, Atlanta, Georgia		30326
(Address of principal executive offices)		(Zip Code)

(404) 760-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 14, 2020, Novelis Inc. announced that Tom Boney was named Senior Vice President of Novelis Inc. and President, Novelis North America effective immediately.  Mr. Boney joined Novelis in 2006 as plant manager of its Oswego, New York facility. Since then, he has served in various roles of increasing responsibility, including President, Novelis Europe Rolling and Recycling; Vice President, Manufacturing Excellence; and Managing Director of ALCOM in Malaysia. Mr. Boney most recently served as Chief Operating Officer of Novelis North America.  Prior to joining Novelis, Mr. Boney spent 19 years with Alcoa Corporation.

           Mr. Boney, 54, succeeds Marco Palmieri, who will continue to serve as Novelis’ Senior Vice President and Chief Integration Officer following its recently closed acquisition of Aleris Corporation.

           Mr. Boney will receive an annual base salary of $405,000, an annual short term target bonus of 60% of his base salary, and a long term incentive target opportunity in amount to be determined at a later date. He will receive perquisites customarily provided to our executives.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NOVELIS INC.
Date: April 20, 2020                By:    /s/ Christopher Courts
Name:        Christopher Courts

Title:	Interim General Counsel, Corporate Secretary and Compliance Officer